UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.

SEVENTH AMENDMENT TO CREDIT AGREEMENT

Harris N.A.
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

          Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004, as amended (the "Credit Agreement"), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("Cayman Equity Opportunity Fund"), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands ("PW Technology Fund"), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund II"), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company ("Health Sciences Fund"), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company ("Recovery Fund"), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company ("Event & Equity Fund"), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company ("Technology Partners "), UBS M2 FUND, L.L.C., a Delaware limited liability company ("UBS M2 Fund"), and UBS MASTERS FUND, L.L.C., a Delaware limited liability company ("Masters Fund" and UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company ("Multi-Strat" and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a "Borrower" and collectively the "Borrowers"), and you. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

          The Borrowers and the Lender now wish to amend the Credit Agreement to add UBS Activist Partners, L.L.C., a Delaware limited liability company, as a Borrower thereunder, all on the terms and conditions and in the manner set forth in this Amendment (the "Amendment").

SECTION 1.     AMENDMENTS.

          Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

          1.1.      UBS Activist Partners, L.L.C., a Delaware limited liability company (the "New Borrower"), shall be a Borrower for purposes of the Credit Agreement, effective from the date hereof in accordance with the Credit Agreement. The New Borrower hereby agrees to perform all the obligations of a Borrower under, and to be bound in all respects by the tenns of, the Credit Agreement as if the New Borrower were a signatory party thereto.

          1.2.      The definitions of the term "Borrowing Limit" contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

"Borrowing Limit" shall mean, as to any Borrower at any time, the lesser of (a) an amount equal to 20% (or 10% in the case of UBS Activist Partners, L.L.C., a Delaware limited liability company) of such Borrower's Total Eligible Asset Value, provided that this subsection (a) shall not apply for purposes of Sections 2.3 and 7.22 of this Agreement, (b) an amount equal to 33-1/3% of the fair market value of such Borrower's total assets, (c) the maximum amount permitted by such Borrower's Prospectus, agreements with government officials and applicable law, and (d) $200,000,000.

SECTION 2.     CONDITIONS PRECEDENT.

          The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

          2.1.      Each Borrower, the New Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

          2.2.      The Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

(a) a Note signed by the New Borrower;

           (b)   copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, the New Borrower's Note and the other Loan Documents by the New Borrower; and

(c) an incumbency certificate containing the name, title and genuine signatures of the New Borrower's authorized representatives;

(d) a copy of the New Borrower's Prospectus;

          2.3.      Legal matters incident to the execution and delivery of this Amendment by the New Borrower and to the transactions contemplated hereby shall be satisfactory to the Lender and its counsel; and the Lender shall have received the favorable written opinion of counsel for the New Borrower in the form attached hereto as Exhibit A.

          2.4.      The Lender shall have received a good standing certificate for the New Borrower (dated as of the date no earlier than 30 days prior to the date of this Amendment) from the offices of the secretary of state of the state of Delaware.

          2.5.      The Lender shall be satisfied that the Loans and the use of proceeds thereof comply in all respect with Regulation U, and if required by Regulation U, the Lender shall have received a copy of FR Form U-1 duly executed and delivered by the New Borrower.

          2.6.      Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct as to the New Borrower.

          2.7.      No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

          3.1 Each Borrower and the New Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.     MISCELLANEOUS.

          4.1.      Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

          4.2.      This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

[SIGNATURE PAGES TO FOLLOW]

Dated as of February __, 2007.

UBS PW EQUITY OPPORTUNITY FUND,
   LIMITED

By ____________________________________
        Name _________________________________
        Title _________________________________

PW TECHNOLOGY FUND, LTD.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EQUITY OPPORTUNITY FUND II, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EQUITY OPPORTUNITY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS HEALTH SCIENCES FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS CREDIT & RECOVERY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS EVENT & EQUITY FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS TECHNOLOGY PARTNERS, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS M2 FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS MASTERS FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS MULTI-STRAT FUND, L.L.C.

By ____________________________________
        Name _________________________________
        Title _________________________________

UBS ACTIVIST PARTNERS, L.L.C.

By ____________________________________
        Name _________________________________
Title _________________________________

           Accepted and Agreed to as of the day and year last above written.

HARRIS N.A. By Its ______________________

EXHIBIT A

(TO BE RETYPED ON LETTERHEAD OF COUNSEL
FOR THE BORROWERS
AND DATED AS OF DATE OF CLOSING)

________________, 2007

Harris N.A.
111 West Monroe Street
Chicago, Illinois 60603

Gentlemen:

          We have served as counsel to UBS Activist Partners, L.L.C., a Delaware limited liability company (the "Borrower"), in connection with the Seventh Amendment to Credit Agreement dated as of February __, 2007 (the "Amendment"), among you, the Borrower and UBS PW Equity Opportunity Fund, Limited, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands, PW Technology Fund, Ltd., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands, UBS Equity Opportunity Fund II, L.L.C., a Delaware limited liability company, UBS Equity Opportunity Fund, L.L.C., a Delaware limited liability company ("Equity Opportunity Fund"), UBS Health Sciences Fund, L.L.C., a Delaware limited liability company, UBS Credit & Recovery Fund, L.L.C., a Delaware limited liability company, UBS Event & Equity Fund, L.L.C., a Delaware limited liability company, UBS Technology Partners, L.L.C., a Delaware limited liability company, UBS M2 Fund, L.L.C., a Delaware limited liability company, and UBS Masters Fund, L.L.C., a Delaware limited liability company, and the Revolving Credit Note of the Borrower payable to your order executed and delivered by the Borrower pursuant to the Amendment (the "Note" and, together with the Amendment, (collectively the "Loan Documents," ). As such counsel, we have supervised the taking of the corporate proceedings necessary to authorize the execution and delivery of, and have examined executed originals of, the Loan Documents. As counsel to the Borrower, we are familiar with the prospectus, certificates of formation and operating agreements and any other agreements under which the Borrower is organized (the "Organizational Documents"). We have also examined such other instruments and records and inquired into such other instruments and records and inquired into such other factual matters and matters of law as we deem necessary or pertinent to the formulation of the opinions hereinafter expressed.

          Based upon the foregoing and upon our examination of the Organizational Documents of the Borrower, we are of the opinion that:

          1. The Borrower is a valid and subsisting limited liability company duly organized and existing in good standing under the law of the state of Delaware, is a closed-end, non-diversifies management investment company under the Investment Company Act of 1940, as amended, and is duly registered thereunder and under all applicable federal, state and local laws, rules and regulations pertaining to the establishment and operation of a closed-end, non-diversifies management investment company, and has full and adequate company power and authority to carry on its business as now conducted and is duly licensed or qualified and in good standing in each jurisdiction wherein the conduct of its business or the assets and properties owned or leased by it require such licensing or qualification.

          2. The Borrower has full right, power and authority to borrow from you, to execute and deliver the Loan Documents executed by it and to observe and perform all the matters and things therein provided for. The execution and delivery of the Loan Documents executed by the Borrower, does not, nor will the observance or performance of any of the matters or things therein provided for, contravene any provision of law (including without limitation the Investment Company Act of 1940, as amended) or of the Organizational Documents of the Borrower or, to the best of our knowledge after due inquiry, of any covenant, indenture or agreement binding upon or affecting the Borrower or any of its properties or assets.

          3. The Loan Documents executed by the Borrower have been duly authorized by all necessary company action, have been executed and delivered by the proper officers of the Borrower and constitute valid and binding agreements of the Borrower, enforceable against them in accordance with their respective terms, subject to bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

          4. No order, authorization, consent, license or exemption of, or filing or registration with, any court or body, whether local, state or federal, is or will be required in connection with the lawful execution and delivery of the Loan Documents or the observance and performance by the Borrower, of any of the terms thereof.

          5. There is no action, suit, proceeding or investigation at law or in equity before or by any court or public body pending or threatened in writing against or affecting the Borrower or any of their respective assets and properties and known to us, which if adversely determined could result in any material adverse change in the properties, business, operations or financial condition of the Borrower.

          6. The making of loans by you to the Borrower under the Credit Agreement (as defined in the Amendment) will not violate Regulation U promulgated by the Board of Governors of the Federal Reserve System.

Respectfully submitted,

UBS EQUITY OPPORTUNITY FUND II, L.L.C.
REVOLVING CREDIT NOTE

$200,000,000	June 30, 2006

          FOR VALUE RECEIVED, the undersigned, UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company (the "Borrower"), promises to pay to the order of Harris N.A., as successor by merger with Harris Trust and Savings Bank (the "Lender") on the dates specified in the Credit Agreement referred to below, at the office of the Lender in Chicago, Illinois, Two Hundred Million Dollars ($200,000,000), or, if less, the aggregate unpaid principal amount of all loans made to the Borrower by the Lender under the terms of the Credit Agreement hereinafter mentioned, together with interest on the outstanding principal amount of all such loans at the rates, and payable in the manner and on the dates, specified in said Credit Agreement.

          This Note evidences borrowings by the Borrower under the Credit Agreement dated as of July 2, 2004, as amended (the "Credit Agreement"), among the Borrower, the other borrowers parties thereto, and the Lender. This Note and the holder hereof are entitled equally and ratably to all the benefits provided for under the Credit Agreement to which reference is made for a statement thereof.

          The payee hereof shall record on its books or records or on a schedule to this Note, which is a part hereof, the principal amount of each loan made under the Credit Agreement, all payments of principal and interest and the principal balance from time to time outstanding. Prior to transfer of this Note all such amounts shall be recorded on a schedule attached to this Note, and such schedule shall, other than in the case of manifest error, to the extent permitted by applicable law, be prima facie evidence of all such amounts; provided, however, that the failure of the payee hereof to record any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all loans made to it under the Credit Agreement together with accrued interest thereon. This Note may be declared due and payable, voluntary prepayments may be made hereon, and mandatory payments shall be paid hereon, all as provided in the Credit Agreement.

          This Note is issued in replacement for, and in part evidences the indebtedness formerly evidenced by, the Revolving Credit Note dated June 20, 2005, of the Borrower in the principal amount of $150,000,000 payable to the order of the Lender.

          Presentment, demand, protest and notice of dishonor are waived by the Borrower and all endorsers, sureties, makers, guarantors and other parties hereto.

UBS EQUITY OPPORTUNITY FUND II, L.L.C. By: _________________________________ Its__________________________________